UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

NEONODE, INC.

(Exact name of issuer of securities held pursuant to the plan)

0-8419

Commission File Number

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Sweden -Linnegatan 89, SE-115 23 Stockholm
USA - 651 Byrdee Way, Lafayette, CA. 94549

(Address of principal executive offices, including Zip Code)

Sweden + 46 8 667 17 17
USA + 1 925 768 0620

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07        Submission of Matters to a Vote of Securities Holders

Signatures

Section 5 — Submission of Matters to a Vote of Securities Holders

Item 5.07 Submission of Matters to a Vote of Securities Holders

On December 9, 2010, the Company held a Special Meeting of the Stockholders.

The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (a) to increase the number of authorized shares from 700,000,000 to 850,000,000, and (b) to increase the number of authorized shares of common stock from 698,000,000 to 848,000,000.

The results of the vote were as follows:

Proposal	Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
Approval of an amendment to our Amended and Restated Certificate of Incorporation (a) to increase the number of authorized stock from 700,000,000 to 850,000,000 shares, and (b) to increase the number of shares of our common stock authorized for issuance from 698,000,000 to 848,000,000 shares.	305,193,434	--	--	--

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE, INC.

Date: December 13, 2010	By:	/s/ David W. Brunton
Name: David W. Brunton
Title: Chief Financial Officer

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